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                                                                      Exhibit 21

                        WESTCOAST HOSPITALITY CORPORATION
            List of Subsidiaries of WestCoast Hospitality Corporation
                             As of December 31, 2003

A. WHOLLY OWNED SUBSIDIARIES

Name                                         State of Incorporation
----                                         ----------------------
North River Drive Company                    Washington
Red Lion Hotels, Inc. (1)                    Delaware
Red Lion Properties, Inc. (2) (3)            Delaware
Stewart Street Associates, Inc. (4)          Washington
TicketsWest.com, Inc.                        Washington
WestCoast Bellevue Inn, Inc. (4) (5)         Washington
WestCoast E.P. Acquisitions, Inc. (4)        Washington
WestCoast Hotels, inc.                       Washington
WestCoast Hotel Properties, Inc. (4)         Washington
WestCoast Vancouver Washington, Inc. (6)     Washington

(1) Red Lion Hotels, Inc. wholly owns four special purpose financing Delaware limited liability companies, each of which wholly owns one Delaware limited liability company that owns one hotel property.

(2) Wholly owned by Red Lion Hotels, Inc., which is wholly owned by WHC.

(3) Red Lion Properties, Inc. wholly owns one special purpose financing Delaware limited liability company, which wholly owns one Delaware limited liability company, which owns one hotel property.

(4) Wholly owned by WestCoast Hotels, Inc., which is wholly owned by WHC.

(5) WestCoast Bellevue Inn, Inc. wholly owns one Washington limited liability company that leases one hotel property.

(6) Inactive.

B. PARTIALLY OWNED SUBSIDIARIES

Name                                                   State of Incorporation
----                                                   ----------------------
Cowley Street Limited Partnership (1)                  Washington
WestCoast Hospitality Limited Partnership (2) (3)      Delaware

(1) 50% owned by WHC.

(2) WestCoast Hospitality Limited Partnership is 97.24% owned by WHC, and .54% owned by North River Drive Company, which is wholly owned by WHC.

(3) WestCoast Hospitality Limited Partnership wholly owns nine special purpose financing Delaware limited liability companies, each of which wholly owns one Delaware limited liability company that owns one hotel property.